BOARD MEMBER ENROLLMENT FORM
DIVIDEND REINVESTMENT AND                                   WACHOVIA CORPORATION
COMMON STOCK PURCHASE PLAN                                  ENROLLMENT PROCEDURE
VOLUNTARY INVESTMENT OF DIRECTORS' FEES


To enroll in the Dividend Reinvestment and Common Stock Purchase Plan through voluntary investment of directors' fees, including regular and special meeting fees and retainer fees, complete all sections front and back on both cards below. Investment will begin the following year with the first fee paid and continue for a minimum of one year.

The voluntary investment can be modified by submitting a new Board
Member Enrollment Form to your corporate secretary or city or state or regional executive.

BOTH CARDS BELOW MUST BE RETURNED TO:

     CORPORATE SECRETARY OR
     CITY OR STATE OR REGIONAL EXECUTIVE

Investment Option          (BOX) 100% of directors' fees
                           (BOX) 50% of directors' fees


Date ___________________________________________________

                       RETAIN THIS CARD FOR YOUR RECORDS.

#00011-12
11/99



BOARD MEMBER ENROLLMENT FORM - OFFICE
VOLUNTARY INVESTMENT OF DIRECTORS' FEES                     WACHOVIA CORPORATION
FOR THE PURCHASE OF COMMON STOCK                      BOARD MEMBER AUTHORIZATION


Name ________________________________________________

Social Security Number ______________________________

Address _____________________________________________

_____________________________________________________
      (please clearly print above information)

Voluntary investment of directors' fees, including regular and special meeting fees and retainer fees, for purchasing common stock will continue for one year. In November of each year, the investment option can be changed, to be effective January of the following year, by completing a new enrollment form. If a modification in the investment option is not requested at the yearly election period, the current selection will continue until such notice is received or the participant is no longer eligible.

Investment Type                                 Investment Option
(BOX) New Investment                            (BOX) 100% of directors' fees
(BOX) Change Investment                         (BOX) 50% of directors' fees
(BOX) Discontinue Investment                          (see below)


If 50% investment is selected, enter the bank account number to which the remaining funds should be deposited.


_______________________________________________________

Signature _____________________________________________

Date __________________________________________________


NOTE: THIS CARD SHOULD BE RETAINED BY THE CORPORATE SECRETARY OR CITY, STATE OR
      REGIONAL EXECUTIVE.

#00011-12
11/99

BOARD MEMBER ENROLLMENT FORM - AGENT                        WACHOVIA CORPORATION
VOLUNTARY INVESTMENT OF DIRECTORS' FEES               BOARD MEMBER AUTHORIZATION
FOR THE PURCHASE OF COMMON STOCK


I hereby appoint EquiServe Trust Company N.A., or its successor as appointed by Wachovia Corporation, as my Agent, subject to the terms and conditions of the Dividend Reinvestment and Common Stock Purchase Plan as set forth in the accompanying Prospectus, receipt of which is hereby acknowledged. I authorize EquiServe, as such Agent, to apply my dividends, distributions and such cash deposits as it may receive from me to purchase full and fractional shares of Wachovia's Common Stock. I understand that I may make optional cash payments along with voluntary investment of directors' fees of not less than $20 per payment nor more than a cumulative $15,000 per month.


A shareholder account should be opened as follows for investment of my directors' fees in the Plan.

(BOX) I am NOT currently a shareholder on Wachovia's record list. A shareholder account should be opened for the investment of my directors' fees in the Plan.

(BOX) I AM a shareholder on Wachovia's record list. I prefer a new shareholder account to be opened for the investment of my directors' fees in the Plan.

(BOX) I AM a shareholder on Wachovia's record list. Investment of my directors' fees should be made in this shareholder Plan account. The shareholder account number is as follows:


   The shareholder account name(s) is as follows (please print):


   IF DIVIDENDS BEING PAID TO THIS SHAREHOLDER ACCOUNT ARE NOT REINVESTING, I WILL REQUEST A SHAREHOLDER AUTHORIZATION CARD TO COMPLETE AND RETURN IT TO THE AGENT IF I WISH TO HAVE THESE DIVIDENDS REINVEST.


Retain This Card For Your Records.


           SUBSTITUTE FORM W-9 MUST BE COMPLETED ON REVERSE OF THIS CARD
           NOTE: THIS CARD SHOULD BE RETURNED TO ACCOUNTS PAYABLE, NC-37072.

#00011-12
11/99


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     FEDERAL TAX WITHHOLDING
                  Federal law requires each shareholder to provide the Agent with a correct Taxpayer Identification Number ("TIN" - your Social Security Number if you are an individual) on a Substitute Form W-9 set forth in the box below. If the Agent is not provided with the correct TIN, you may be subject to a $50 penalty by the IRS and payments that are made to you may be subject to backup withholding.

                  PART 1 -Your TINshould be included as indicated in the
              Substitute Form W-9 below.
                  PART 2 - If you are  subject to backup  withholding  you
              should also check the box in Part 2. By checking this box, you are certifying that you have been notified by the IRS that you are subject to backup withholding as a result of failure to report all interest and dividend income or that the IRS has notified you that you are subject to backup withholding.
                  If backup withholding applies, the Agent is required to
              withhold 31 percent of any payments to be made to the shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the IRS. The Agent cannot refund amounts withheld by reason of backup withholding. Certain shareholders, such as corporations and certain foreign individuals are exempt from backup withholding and should so indicate by writing exempt on the Substitute Form W-9.
                  PART 3 -If you have not been issued a TINbut you have either applied for one or intend to apply for one in the near future check the box in Part 3. If the TINis not provided to the Agent within 60 days, future payments, if any, will be subject to backup withholding.

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                              |
                              |  PART 1 - Please provide your TIN in the space at                   TIN, Social Security Number OR
                              |  the right and certify by signing and dating below.                 Employer Identification Number
                              |
                              |
                              |                                                                     _______________________________
                              |
                              ------------------------------------------------------------------------------------------------------
                              |
SUBSTITUTE                    |  PART 2 -Check this box l if you ARE subject to  withholding under the  provisions of the
Form W-9                      |  Internal  Revenue  Code of 1986  because (a) you have been notified that you are subject to backup
                              |  withholding  as a result of failure to report all interest or dividends or (b) the Internal Revenue
Department of the             |  Service has notified you that you are subject to backup withholding.
  Treasury                    |
Internal Revenue Service      ------------------------------------------------------------------------------------------------------
                              |                                                                   |
Payer's Request               |  CERTIFICATION -Under the penalties of perjury, I certify         | PART 3 -
for Taxpayer                  |  that the information provided on this form is true, correct      | Awaiting TIN
Identification                |  and complete.                                                    |                      (BOX)
Number (TIN)                  |                                                                   ----------------------------------
                              |  ___________________________________________________________       ____________________________
                              |                          Signature                                              Date
                              |
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NOTE: FAILURE TO COMPLETE THE INFORMATION REQUESTED ON THE SUBSTITUTE FORM W-9 ABOVE MAY
      RESULT IN BACKUP WITHHOLDING OF 31 PERCENT OF ANY PAYMENTS MADE TO YOU.

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